                                                Exhibit 99.1

KFORCE REPORTS FOURTH QUARTER 2018 REVENUE OF $358.0 MILLION, EPS OF $0.65 PER SHARE
TECH FLEX GROWTH OF 9.0% YEAR-OVER-YEAR
TAMPA, FL, February 6, 2019 — Kforce Inc. (Nasdaq: KFRC), a provider of professional staffing services and solutions, today announced results for its fourth quarter and full year 2018.
Fourth Quarter 2018 Financial Highlights

•	Revenue for the quarter ended December 31, 2018 was $358.0 million compared to $342.6 million for the quarter ended December 31, 2017, an increase of 2.8% on a billing day basis.

•	Flex revenue of $341.6 million in the quarter ended December 31, 2018 increased 2.3%, on a billing day basis, from $328.5 million in the quarter ended December 31, 2017.

•	Year-over-year growth in Flex revenue for Tech was 9.0% on a billing day basis, while FA and GS experienced a decrease of 11.7% and 13.3% on a billing day basis, respectively.

•	Gross profit margin decreased 20 basis points in the quarter ended December 31, 2018 as compared to 2017.

•	Selling, general and administrative expense as a percentage of revenue in the quarter ended December 31, 2018 was 23.0%, which decreased 100 basis points from the quarter ended December 31, 2017.

•
Net income for the quarter ended December 31, 2018 was $16.4 million, or $0.65 per share, as compared to $6.1 million, or $0.24 per share, for the quarter ended December 31, 2017. Adjusted earnings per share for the quarter ended December 31, 2017 was $0.45 per share[1].

•	Operating cash flows in the quarter ended December 31, 2018 were $23.0 million compared to $23.7 million in the quarter ended December 31, 2017.

•	We repurchased approximately 236 thousand shares of common stock on the open market at a total cost of approximately $7.1 million during the quarter ended December 31, 2018.
Year End 2018 Financial Highlights

•	Revenue for the year ended December 31, 2018 of $1.42 billion increased 4.0% on a billing day basis from $1.36 billion for the year ended December 31, 2017.

•
Net income for the year ended December 31, 2018 was $58.0 million, or $2.30 per share, which represent increases of 74.2% and 76.9%, respectively, compared to 2017 and increases of 44.8% and 46.5%, respectively, as adjusted[1], for 2017.

•	Operating cash flows for the year ended December 31, 2018 were $87.7 million, which was an increase from $29.3 million for the year ended December 31, 2017.
Management Commentary
David L. Dunkel, Chairman and Chief Executive Officer commented, “We are very pleased with our fourth quarter performance as our largest business, Tech Flex, grew 9.0% year-over-year on a billing day basis. Tech Flex revenue accelerated meaningfully towards the end of the quarter due to fewer assignment ends and stronger new assignment starts than anticipated. We believe this is related to the acute labor shortage, especially with highly-skilled resources. The pace of digital transformation continues at a rapid pace, forcing organizations across all industries to increase their technology investments. We believe the secular drivers of technology will transcend traditional cyclical patterns as business models are transformed."
Joseph J. Liberatore, President, said, “We believe that the broad-based growth we are experiencing in Tech Flex is a result of the actions taken and investments made over the last several years to better segment our client portfolio and optimize the alignment of our associates within the portfolio. We are encouraged with the strong finish to 2018 within our Tech Flex business and are pleased with the progress in improving associate productivity.”

End Note:
1 A non-GAAP financial measure, refer to reconciliation in the Adjusted Financial Performance Measures section.

David M. Kelly, Chief Financial Officer, said, “We continue to make solid progress improving our profitability as operating margin in the fourth quarter of 6.2% increased 80 basis points year-over-year. In addition, we are converting our revenue growth and improved profitability into higher levels of operating cash flow, which was $23.0 million in the fourth quarter and $87.7 million for the full year. This allowed us to not only decrease outstanding borrowings under our Credit Facility by nearly $45 million, but also return more than $30 million of our free cash flow to our shareholders. We are also pleased to announce that our Board of Directors approved a first quarter cash dividend of $0.18 per share, which will be payable on March 22, 2019 to shareholders of record as of the close of business on March 8, 2019."
Guidance and Outlook
Looking forward to the first quarter of 2019, there will be 63 billing days, as compared to 62 billing days in the fourth quarter of 2018, and 64 billing days in the first quarter of 2018. Current estimates for the first quarter of 2019 are:

•	Revenue of $351 million to $356 million

•	Earnings per share of $0.40 to $0.42

•	Gross profit margin of 28.2% to 28.4%

•	Flex gross profit margin of 25.7% to 25.9%

•	SG&A expense as a percent of revenue of 23.4% to 23.6%

•	Operating margin of 4.1% to 4.3%

•	Effective tax rate of 25.5%
Conference Call and Annual Meeting
On Wednesday, February 6, 2019, Kforce will host a conference call at 8:30 a.m. E.T. to discuss these results. The dial-in number is (877) 344-3890 and the conference passcode is Kforce. The prepared remarks for this call and webcast are available on the Investor Relations page of the Kforce Inc. website (http://investor.kforce.com/) in the Events & Presentations section.
The replay of the call will be available from 11:30 a.m. E.T., Wednesday, February 6, 2019 until February 13, 2019 by dialing (855) 859-2056, passcode 5779898.
Our 2019 Annual Meeting of Kforce Inc. Shareholders will be held on Tuesday, April 23, 2019 at 1001 East Palm Avenue, Tampa, Florida 33605, commencing at 8:00 a.m. EST.
About Kforce
Kforce Inc. is a professional staffing services and solutions firm that specializes in the areas of Technology and Finance and Accounting. Each year, our network of over 50 offices and two national recruiting centers provides opportunities for 36,000 highly skilled professionals who work with over 4,000 clients, including 70% of the Fortune 100. At Kforce, our promise is to deliver great results through strategic partnership and knowledge sharing. For more information, please visit our Web site at http://www.kforce.com.
Michael R. Blackman, Chief Corporate Development Officer
(813) 552-2927

Cautionary Note Regarding Forward-Looking Statements
Certain of the above statements contained in this press release, including earnings projections, are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions, growth in temporary staffing and the general economy; competitive factors, risks due to shifts in the market demand; a reduction in the supply of candidates or the Firm's ability to attract such candidates; the success of the Firm in attracting and retaining revenue-generating talent; changes in the service mix; ability of the Firm to repurchase shares; the occurrence of unanticipated expenses; the effect of adverse weather conditions; changes in our effective tax rate; changes in government regulations, laws and policies that are adverse to our businesses; risk of contract performance, delays or termination or the failure to obtain awards, task orders or funding under contracts; changes in client demand and our ability to adapt to such changes; continued performance of and improvements to our enterprise information systems, and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including the Firm’s Form 10-K for the fiscal year ending December 31, 2017, as well as assumptions regarding the foregoing. In particular, the Firm makes no assurances that the estimates of continuing operations will be achieved or that we will continue to increase our market share, successfully manage risks to our revenue stream, successfully put into place the people and processes that will create future success or further accelerate our revenue. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017
Revenue by segment:
Technology	$252,750	$251,079	$227,816
Finance and accounting	77,627	75,505	85,349
Government solutions	27,607	28,868	29,421
Total Revenue	357,984	355,452	342,586
Direct costs	251,428	251,071	239,959
Gross profit	106,556	104,381	102,627
GP %	29.8%	29.4%	30.0%
Flex GP % (1)	27.0%	26.7%	27.3%
Selling, general and administrative expenses	82,315	79,771	82,067
Depreciation and amortization	1,939	1,947	2,042
Income from operations	22,302	22,663	18,518
Other expense, net	859	1,044	629
Income before income taxes	21,443	21,619	17,889
Income tax expense	5,087	5,442	11,749
Net income	$16,356	$16,177	$6,140

Earnings per share - diluted	$0.65	$0.64	$0.24

Weighted average shares outstanding - diluted	25,257	25,366	25,462
Adjusted EBITDA	$26,588	$26,733	$23,183

Billing days	62	63	61
(1) Beginning in Q1 2018, Flex GP% excludes GS Product; prior quarters have been adjusted to align with this presentation.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Year Ended
	Dec. 31, 2018	Dec. 31, 2017
Revenue by segment:
Technology	$990,089	$907,511
Finance and accounting	313,848	346,135
Government solutions	114,416	104,294
Total Revenue	1,418,353	1,357,940
Direct costs	999,745	949,884
Gross profit	418,608	408,056
GP %	29.5%	30.0%
Flex GP % (1)	26.8%	27.2%
Selling, general and administrative expenses	329,126	331,172
Depreciation and amortization	7,831	8,255
Income from operations	81,651	68,629
Other expense, net	4,498	4,535
Income before income taxes	77,153	64,094
Income tax expense	19,173	30,809
Net income	$57,980	$33,285

Earnings per share - diluted	$2.30	$1.30

Weighted average shares outstanding - diluted	25,251	25,586
Adjusted EBITDA	$98,670	$85,241

Billing days	253	252
(1) Beginning in Q1 2018, Flex GP% excludes GS Product; prior quarters have been adjusted to align with this presentation.

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$112	$379
Trade receivables, net of allowances	234,895	225,865
Income tax refund receivable	319	7,116
Prepaid expenses and other current assets	13,136	12,085
Total current assets	248,462	245,445
Fixed assets, net	35,818	39,680
Other assets, net	36,957	38,598
Deferred tax asset, net	9,751	11,316
Intangible assets, net	2,952	3,297
Goodwill	45,968	45,968
Total assets	$379,908	$384,304
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$38,606	$34,873
Accrued payroll costs	45,262	46,886
Other current liabilities	1,632	1,960
Income taxes payable	4,858	—
Total current liabilities	90,358	83,719
Long-term debt - credit facility	71,800	116,523
Long-term debt - other	1,359	2,597
Other long-term liabilities	48,060	47,188
Total liabilities	211,577	250,027
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	719	715
Additional paid-in capital	447,337	437,394
Accumulated other comprehensive income	1,296	100
Retained earnings	237,308	195,143
Treasury stock, at cost	(518,329)	(499,075)
Total stockholders’ equity	168,331	134,277
Total liabilities and stockholders’ equity	$379,908	$384,304

Kforce Inc.
Key Statistics
(Unaudited)

	Q4 2018	Q3 2018	Q4 2017
Total Firm
Total Revenue	$357,984	$355,452	$342,586
GP %	29.8%	29.4%	30.0%
Flex revenue (000’s) (1)	$341,604	$339,937	$328,526
Flex GP % (1)	27.0%	26.7%	27.3%
Direct Hire revenue (000’s)	$11,275	$10,482	$10,170
Placements	695	721	816
Average fee	$16,227	$14,525	$12,469
Product revenue	$5,105	$5,033	$3,890
Billing days	62	63	61
Technology
Total Revenue (000's)	$252,750	$251,079	$227,816
GP %	28.0%	27.7%	28.5%
Flex revenue (000’s)	$248,151	$247,154	$223,897
Hours (000’s)	3,354	3,319	3,101
Flex GP %	26.6%	26.5%	27.2%
Direct Hire revenue (000’s)	$4,599	$3,925	$3,919
Placements	245	234	225
Average fee	$18,744	$16,742	$17,423
Finance and Accounting
Total Revenue (000's)	$77,627	$75,505	$85,349
GP %	34.8%	35.1%	33.8%
Flex revenue (000’s)	$70,951	$68,948	$79,098
Hours (000’s)	2,026	1,942	2,382
Flex GP %	28.7%	29.0%	28.5%
Direct Hire revenue (000’s)	$6,676	$6,557	$6,251
Placements	450	487	591
Average fee	$14,854	$13,458	$10,583
Government Solutions
Total Revenue (000's)	$27,607	$28,868	$29,421
GP%	32.0%	28.9%	30.3%
Flex revenue (000’s) (1)	$22,502	$23,835	$25,531
Flex GP % (1)	25.2%	21.6%	24.7%
Product revenue	$5,105	$5,033	$3,890
Product GP%	62.2%	63.5%	67.2%
(1) Beginning in Q1 2018, Flex Revenue and GP% excludes GS Product; prior quarters have been adjusted to align with this presentation.

Kforce Inc.
Revenue Growth Rates
(Unaudited)

	Year-Over-Year Revenue Growth Rates
	(Per Billing Day)
	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017
Billing days	62	63	64	64	61
Tech Flex	9.0%	10.3%	9.8%	6.7%	5.4%
FA Flex	(11.7)%	(11.8)%	(9.4)%	(7.9)%	0.3%
Total Tech and FA Flex	3.6%	4.5%	4.7%	2.8%	4.0%
GS Flex (1)	(13.3)%	(0.6)%	18.2%	24.5%	27.9%
Total Flex (1)	2.3%	4.2%	5.6%	4.2%	5.5%
Total Firm	2.8%	4.2%	5.4%	3.7%	5.1%
(1) Beginning in Q1 2018, Flex revenue excludes GS Product; prior quarters have been adjusted to align with this presentation.

Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)
The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company views these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.
Free Cash Flow
“Free Cash Flow”, a non-GAAP financial measure, is defined by Kforce as net cash provided by operating activities determined in accordance with GAAP, less capital expenditures. Management believes this provides an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and is useful information to investors as it provides a measure of the amount of cash generated from the business that can be used for strategic opportunities including investing in our business, making acquisitions, repurchasing common stock or paying dividends. Free Cash Flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view Free Cash Flow as a complement to our financial statements.

(In Thousands)	Year Ended
	Dec. 31, 2018	Dec. 31, 2017
Net income	$57,980	$33,285
Non-cash provisions and other	22,643	29,134
Changes in operating assets/liabilities	7,100	(33,080)
Net cash provided by operating activities	87,723	29,339
Capital expenditures	(5,170)	(5,846)
Free cash flow	82,553	23,493
Proceeds from sale of Global's assets	1,000	1,000
Change in debt	(44,723)	4,976
Repurchases of common stock	(22,187)	(14,622)
Cash dividends	(14,871)	(12,144)
Other	(2,039)	(3,806)
Change in cash and cash equivalents	$(267)	$(1,103)

Adjusted EBITDA
“Adjusted EBITDA”, a non-GAAP financial measure, is defined by Kforce as net income before depreciation and amortization, stock-based compensation expense, interest expense, net and income tax expense. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA is a key measure used by management to assess our operations including our ability to generate cash flows and our ability to repay our debt obligations. Management believes it is useful information to investors as it provides a good metric of our core profitability in comparing our performance to our competitors, as well as our performance over different time periods. The measure should not be considered in isolation or as an alternative to net income, cash flows or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. The measure is not determined in accordance with GAAP and is susceptible to varying calculations, and as presented, may not be comparable to similarly titled measures of other companies.

(In Thousands)	Three Months Ended
	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017
Net income	$16,356	$16,177	$6,140
Depreciation and amortization	2,019	2,074	2,135
Stock-based compensation expense	2,239	2,006	1,933
Interest expense, net	887	1,034	1,226
Income tax expense	5,087	5,442	11,749
Adjusted EBITDA	$26,588	$26,733	$23,183

(In Thousands)	Year Ended
	Dec. 31, 2018	Dec. 31, 2017
Net income	$57,980	$33,285
Depreciation and amortization	8,265	8,508
Stock-based compensation expense	8,797	7,600
Interest expense, net	4,455	5,039
Income tax expense	19,173	30,809
Adjusted EBITDA	$98,670	$85,241
Adjusted Financial Performance Measures
The "Adjusted Financial Performance Measures" present non-GAAP financial information and should not be considered a measure of financial performance under generally accepted accounting principles. These measures are presented as an alternative method for assessing the Company’s operating results by adjusting for the impact of certain non-recurring, infrequent or unusual items in a manner that is focused on the performance of our underlying operations. Each of these measures are intended to provide greater consistency, comparability and clarity of our results. Management uses this non-GAAP financial information to assess the Company's core operating results and consequently, management believes it is similarly useful information to investors. During the three months and year ended December 31, 2018, the Firm did not have any non-GAAP adjustments.

(In Thousands, Except Per Share Amounts)	Three Months Ended December 31,
	2017			2018
	Reported (GAAP)	Adjustments (1)	Adjusted (Non-GAAP)	Reported (GAAP) (2)
Reconciliation of Tax Impact and Profitability:
Income before income taxes	$17,889	$—	$17,889	$21,443
Income tax expense	$11,749	$(5,360)	$6,389	$5,087
Effective tax rate	65.7%	(30.0)%	35.7%	23.7%
Net income	$6,140	$5,360	$11,500	$16,356
Earnings per share - diluted	$0.24	$0.21	$0.45	$0.65
(1) The $5.4 million income tax expense adjustment is related to the remeasurement of our net deferred tax assets as a result of the Tax Cuts and Jobs Act.
(2) For the three months ended December 31, 2018, there were no charges or similar items requiring an adjustment.

(In Thousands, Except Per Share Amounts)	Year Ended December 31,
	2017			2018
	Reported (GAAP)	Adjustments	Adjusted (Non-GAAP)	Reported (GAAP) (7)
Reconciliation of Revenue and Gross Profit:
Revenue (3)	$1,357,940	$1,000	$1,358,940	$1,418,353
Gross profit (3)	$408,056	$713	$408,769	$418,608
GP %	30.0%	0.1%	30.1%	29.5%
Flex GP % (4)	27.2%	—%	27.2%	26.8%

Reconciliation of SG&A and Operating Margin:
Selling, general & administrative expenses (5)	$331,172	$1,156	$332,328	$329,126
SG&A as a percentage of revenue	24.4%	0.1%	24.5%	23.2%
Income from operations	$68,629	$(443)	$68,186	$81,651
Operating margin	5.1%	(0.1)%	5.0%	5.8%

Reconciliation of Tax Impact and Profitability:
Income before income taxes	$64,094	$(443)	$63,651	$77,153
Income tax expense (6)	$30,809	$(7,200)	$23,609	$19,173
Effective tax rate	48.1%	(11.0)%	37.1%	24.9%
Net income	$33,285	$6,757	$40,042	$57,980
Earnings per share - diluted	$1.30	$0.27	$1.57	$2.30
(3) For the year ended December 31, 2017, the $1.0 million revenue adjustment and the related $0.7 million gross profit adjustment was related to the impact from Hurricanes Harvey and Irma.
(4) Beginning in Q1 2018, Flex GP% excludes GS Product; prior quarters have been adjusted to align with this presentation.
(5) For the year ended December 31, 2017, the $1.2 million adjustment was related to a $1.0 million disaster relief contribution and $1.1 million in charges for role eliminations related to refining how we support and service our largest strategic clients, offset by a $3.3 million gain on sale of Global's assets.
(6) For the year ended December 31, 2017, adjustments to income tax expense include (i) tax expense of $5.4 million related to the remeasurement of our net deferred tax assets as a result of the Tax Cuts and Jobs Act, (ii) a $1.6 million valuation allowance placed on our foreign tax credit deferred tax asset that we expect may not be realizable as a result of the sale of Global's assets and (iii) a net income tax benefit of $0.2 million related to the income before income taxes adjustments described within this table, which was calculated using the Q3 2017 effective tax rate, of 38.0%.
(7) For the year ended December 31, 2018, there were no charges or similar items requiring an adjustment.